                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                          --------------------------

                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 21, 1994




                            FIRST BANK SYSTEM, INC.
                          --------------------------
            (Exact name of registrant as specified in its charter)

          Delaware                   1-6880                41-0255900
- -------------------------------------------------------------------------
(State or other jurisdiction       (Commission           (IRS employer
      of incorporation)            file number)       identification No.)

             601 Second Avenue South, Minneapolis, Minnesota 55402
             -----------------------------------------------------
                (Address of principal executive offices)  (zip code)

Registrant's telephone number, including area code: (612) 973-1111
                                                    --------------

                                Not Applicable
         ---------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 2. On July 21, 1994, First Bank System, Inc. ("FBS") and Metropolitan Financial Corporation ("MFC") entered into an Agreement of Merger and Consolidation (the "Merger Agreement"), pursuant to which MFC will be merged into FBS. In connection with the merger, each outstanding share of Common Stock of MFC will be converted into .6803 shares of Common Stock of FBS. In addition, each outstanding share of Series B Preferred Stock of MFC will be converted into the right to receive $27.00 (plus accumulated and unpaid dividends) in cash and the outstanding warrants to purchase 249,100 shares of MFC Common Stock will be converted to warrants to purchase 169,462 shares of FBS Common Stock at $6.96 per share. The conversion ratio for the MFC Common Stock will be proportionately adjusted if the average closing price of FBS Common Stock during the 20 trading days ending three business days before the stockholders' meetings scheduled to consider the merger is less than $33.00 or more than $40.50. Either party may terminate the merger if the average closing price of FBS Common Stock during the 20 trading days ending three business days before the stockholders' meetings scheduled to consider the merger is less than $29.50. The merger is intended to be tax free for federal income tax purposes to the holders of MFC Common Stock receiving shares of FBS Common Stock and to be accounted for as a "pooling of interests".

        In connection with the Merger Agreement, FBS and MFC entered into a Stock Option Agreement pursuant to which FBS has the right to purchase up to 19.9% of MFC's outstanding Common Stock at a price of $24.66 per share if, under certain circumstances, MFC enters into (or the MFC Board of Directors recommends that the MFC stockholders approve or accept) an agreement to be merged with or acquired by a third party (including the acquisition of 20% or more of MFC's outstanding Common Stock) or a third party acquires 20% or more of the outstanding MFC Common Stock.

        The merger is subject to various conditions, including the approval of the stockholders of MFC and FBS and required regulatory approvals.

        The Merger Agreement and the Stock Option Agreement are attached hereto as Exhibits 2.1 and 2.2 and are incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
        ------------------------------------------------------------------

        (a) Financial Statements of Metropolitan Financial Corporation
            ----------------------------------------------------------

            Consolidated Statements of Condition as of December 31, 1993
                  and December 31, 1992

            Consolidated Statements of Income for the years ended
                  December 31, 1993, 1992 and 1991

            Consolidated Statements of Changes in Shareholders' Equity for
                  the years ended December 31, 1993, 1992 and 1991

            Consolidated Statements of Cash Flows for the years ended
                  December 31, 1993, 1992 and 1991

            Notes to Consolidated Financial Statements for the years ended
                  December 31, 1993, 1992 and 1991

            Report of Independent Auditors

            Condensed Consolidated Statements of Condition--March 31, 1994
                  and December 31, 1993 (unaudited)

            Condensed Consolidated Statements of Income--Three months ended
                  March 31, 1994 and 1993 (unaudited)

            Condensed Consolidated Statement of Shareholders'
                  Equity--Three months ended March 31, 1994 (unaudited)

            Condensed Consolidated Statements of Cash Flows--Three months ended
                  March 31, 1994 and 1993 (unaudited)

            Notes to Condensed Consolidated Financial Statements--March 31, 1994

        (b) Pro Forma Financial Information
            -------------------------------

            As permitted by Item 7 of Form 8-K, because it is impracticable to file the pro forma financial information required to be filed reflecting the acquisition of MFC on the date of filing of this Form 8-K, such information will be filed not later than 60 days after the date of filing of this Form 8-K.

        (c) Exhibits

            Exhibit No.   Description
            -----------   -----------

            2.1           Agreement of Merger and Consolidation, dated July
                          21, 1994, by and between First Bank System, Inc. and Metropolitan Financial Corporation. Omitted from this Exhibit, as filed, are the schedules and exhibits referenced in such agreement. FBS will furnish supplementally a copy of any such exhibits to the Commission upon request.

            2.2 Stock Option Agreement, dated July 21, 1994, by and between First Bank System, Inc. and Metropolitan Financial Corporation.

            23.1          Consent of Ernst & Young LLP.

CONSOLIDATED STATEMENTS OF CONDITION

                                                                                                  December 31
(Dollars in thousands, except share and per share data)                                   1993           1992
ASSETS
Cash and due from banks                                                             $   85,084     $   95,370
Short term interest bearing deposits                                                    82,364        157,489
Assets available-for-sale, at market                                                   873,938        162,304
Investment securities (market: $423,774)                                                     _        419,129
Mortgage-backed securities (market: 1993 - $954,908; 1992 - $1,632,794)                943,193      1,612,801
Loans (net of allowance: 1993 - $42,905; 1992 - $35,832)                             4,585,410      3,267,131
Federal Home Loan Bank stock, at cost                                                   59,719         64,096
Accrued interest                                                                        36,817         36,393
Real estate (net of allowance: 1993 - $9,533; 1992 - $9,874)                            56,110         51,915
Office properties and equipment                                                         91,632         71,955
Goodwill                                                                                61,517         62,715
Deferred taxes                                                                          53,089         51,300
Other assets                                                                            77,912         93,913
Total Assets                                                                        $7,006,785     $6,146,511
LIABILITIES
Transaction and passbook deposits                                                   $1,560,667     $1,498,578
Certificates                                                                         3,793,968      3,708,447
Total deposits                                                                       5,354,635      5,207,025
Federal Home Loan Bank advances                                                        921,801        252,643
Other borrowings                                                                       133,159        166,343
Accrued interest                                                                        42,485         41,262
Other liabilities                                                                       50,322         52,594
Total Liabilities                                                                    6,502,402      5,719,867
SHAREHOLDERS' EQUITY
Preferred stock, par value $.01 per share; authorized 10,000,000 shares;
issued 1993 and 1992 - 488,750 shares                                                        5              5
Common stock, par value $.01 per share; authorized 60,000,000 shares;
issued  1993 - 31,992,275 shares, 1992 - 26,718,855 shares                                 320            267
Additional paid-in capital                                                             231,881        148,890
Retained earnings                                                                      280,813        278,424
Net unrealized gains on securities available-for-sale (net of tax)                       4,209              _
Less cost of common stock in treasury: 1993 - 813,522 shares;
 1992 - 85,789 shares                                                                  (12,845)          (942)
Total Shareholders' Equity                                                             504,383        426,644
Total Liabilities and Shareholders' Equity                                          $7,006,785     $6,146,511

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF INCOME

                                                                                              Year Ended December 31
(Dollars in thousands, except per share data)                                1993                1992           1991
INTEREST INCOME
Loans                                                                    $331,921          $  268,210     $  216,985
Mortgage-backed securities                                                122,649             137,274        145,124
Investments                                                                18,156              19,281         19,001
FSLIC notes and covered assets                                                  _                   _         25,910
                                                                          472,726             424,765        407,020
INTEREST EXPENSE
Transaction and passbook deposits                                          29,559              37,497         43,541
Certificates                                                              202,260             196,820        212,527
FHLB advances                                                              31,522              32,528         38,078
Other borrowings                                                           11,271               5,363          7,762
                                                                          274,612             272,208        301,908
Net interest income                                                       198,114             152,557        105,112
Provision for loan losses                                                   7,859               8,316          8,000
Net interest income after provision for loan losses                       190,255             144,241         97,112
NONINTEREST INCOME
Gains related to mortgage banking activities                               16,271               9,264            225
Other gains on sale of mortgage-backed and other securities                     _              44,377         33,366
Mortgage loan servicing fees                                                3,826               5,107         10,705
Realty commission income                                                   35,350              32,113         26,172
Title closing fees                                                         13,706              11,494          8,001
Service charges on deposit accounts                                        11,450               6,870          5,414
Financial services income                                                   4,587                 852             67
Other income                                                                4,647               4,325          5,491
                                                                           89,837             114,402         89,441
NONINTEREST EXPENSE
Compensation and related items                                             77,871              60,250         47,963
Occupancy                                                                  24,459              16,729         15,201
Data processing                                                            10,476               7,542          6,585
Advertising                                                                11,856              13,816          9,491
Deposit insurance premium                                                  11,099               9,305          8,012
Amortization of goodwill                                                    4,083               4,000          5,352
Real estate owned                                                           6,684               3,917          6,673
Other general and administrative                                           47,105              33,022         25,410
                                                                          193,633             148,581        124,687
Income before income taxes, extraordinary item
and cumulative effect of accounting change                                 86,459             110,062         61,866
Income tax expense                                                         21,285              42,543          4,427
Income before extraordinary item and cumulative
effect of accounting change                                                65,174              67,519         57,439
Extraordinary item: Penalty for prepayment of FHLB
advances (net of tax benefit of $4,064)                                         _              (6,329)             _
Cumulative effect of accounting change                                          _              75,941              _
Net Income                                                               $ 65,174          $  137,131     $   57,439
EARNINGS PER SHARE
Primary:
Income per share before extraordinary item and
cumulative effect of accounting change                                   $    2.01         $     2.34     $     2.42
Extraordinary item                                                               _              (0.22)             _
Cumulative effect of accounting change                                           _               2.66              _
Net Primary                                                              $    2.01         $     4.78     $     2.42
Fully Diluted:
Income per share before extraordinary item and
cumulative effect of accounting change                                   $    2.01         $     2.17     $     1.96
Extraordinary item                                                               _              (0.21)             _
Cumulative effect of accounting change                                           _               2.47              _
Net Fully Diluted                                                        $    2.01         $     4.43     $     1.96

See notes to consolidated financial statements.

Consolidated Statements of Changes in Shareholders' Equity


                                                                                                  Net
                                                                                           Unrealized
                                                                                             Gains on
Dollars in thousands,                                             Additional               Securities                         Total
(except share and           Preferred  Stock       Common   Stock    Paid-In    Retained   Available-   Treasury Stock Shareholders'
 per share data)               Shares Amount       Shares  Amount    Capital    Earnings     for-sale     Shares  Amount     Equity
Balance,
December 31, 1990           2,328,750   $23    18,127,453    $181   $133,432    $ 95,025   $     _    (286,302)$ (2,915)   $225,746
Stock options
exercised                                       1,208,454      12      4,143                                                  4,155
Warrants exercised                                  2,500                 13                                                     13
Net treasury stock sold                                                  342                            36,315      386         728
Common stock
cancelled                                         (17,540)
Dividends declared:
Preferred                                                                         (5,085)                                    (5,085)
Common _
$.19 per share                                                                    (4,233)                                    (4,233)
Net income                                                                        57,439                                     57,439
Balance,
December 31, 1991           2,328,750    23    19,320,867     193    137,930     143,146         _    (249,987)  (2,529)    278,763
Issuance of
common stock                                    1,013,367      10      6,732       7,240                                     13,982
Stock options
exercised                                         599,895       6      3,494                                                  3,500
Warrants exercised                                 31,560                164                                                    164
Net treasury stock sold                                                1,430                           164,198    1,587       3,017
Redemption/Conversion
of series "A" preferred    (1,840,000)  (18)    5,753,166      58       (860)                                                  (820)
Dividends declared:
Preferred                                                                         (1,405)                                    (1,405)
Common _
$.27 per share                                                                    (7,688)                                    (7,688)
Net income                                                                       137,131                                    137,131
Balance,
December 31, 1992             488,750     5    26,718,855     267    148,890     278,424         _     (85,789)    (942)    426,644
Issuance of
common stock:
Western Financial
Corporation
acquisition                                       935,772       9     16,991                                                 17,000
Other                                             619,406       7      8,759                                                  8,766
Stock options
exercised                                         700,314       7      7,046                                                  7,053
Warrants exercised                                194,628       2        921                                                    923
Stock dividends, 10%                            2,823,300      28     49,274     (49,302)                                         _
Net treasury
stock acquired                                                                                        (727,733)  (11,903)   (11,903)
Net unrealized gain                                                                          4,209                            4,209
Dividends declared:
Preferred                                                                         (1,405)                                    (1,405)
Common _
$.39 per share                                                                   (12,078)                                   (12,078)
Net income                                                                        65,174                                     65,174
December 31, 1993             488,750   $ 5    31,992,275    $320   $231,881    $280,813    $4,209    (813,522) $(12,845)  $504,383

See notes to consolidated financial statements.

Consolidated Statements of Cash Flows

                                                                                        Year Ended December 31
(In thousands)                                                                1993             1992       1991
Net income                                                             $    65,174      $   137,131  $  57,439
Reconciliation to cash provided by operating activities:
Extraordinary item (net of tax)                                                  -            6,329          -
Cumulative effect of accounting change                                           _          (75,941)         _
Net amortization of loan fees, discounts and premiums                       32,751           14,606      7,639
Provision for loan losses                                                    7,859            8,316      8,000
Decrease in deferred tax asset                                              11,610           24,641          _
Depreciation and amortization                                                9,291            6,654      4,244
Amortization of goodwill                                                     4,083            4,000      5,352
Decrease in accrued interest receivable                                      4,405            6,111     11,011
(Decrease) increase in accrued interest payable                             (3,864)           6,480      2,734
Net Cash Provided by Operating Activities                                  131,309          138,327     96,419
Acquisitions of subsidiaries, net of cash received                          (6,719)         321,507          _
Increase in loans                                                       (1,475,603)      (1,106,401)  (733,150)
Purchase of:
Loans                                                                     (172,494)        (104,942)  (144,453)
Investment securities held-to-maturity                                     (39,793)        (565,148)  (112,468)
Mortgage-backed securities available-for-sale                              (86,236)         (29,183)   (75,612)
Mortgage-backed securities held-to-maturity                               (319,604)        (460,398)  (580,444)
Proceeds from the sale and maturity of:
Investment securities held-to-maturity                                     284,416          285,924    217,864
Proceeds from the sale of:
Mortgage-backed securities available-for-sale                              713,303        1,274,920    702,701
Loans held-for-sale                                                        169,271          108,734     56,655
Covered assets                                                                   _                _     19,403
Real estate                                                                 35,294           41,433     24,710
Principal repayments of mortgage-backed securities:
Available-for-sale                                                          48,741           69,379     29,915
Held-to-maturity                                                           617,612          222,523     30,197
Settlement of FSLIC assistance agreement                                         _                _     47,933
Other investing activities                                                  27,184          (31,971)   (30,471)
Net Cash (Used) Provided by Investing Activities                          (204,628)          26,377   (547,220)
Net increase (decrease) in:
Short term borrowings                                                            _           (2,394)  (224,144)
Deposits                                                                  (530,503)         (19,210)   175,666
Purchase of deposits                                                             _          231,535    254,228
Proceeds from:
Settlement of FSLIC notes receivable                                             _                _    365,778
FHLB advances                                                              770,000        1,933,000    310,700
Issuance of subordinated notes                                                   _           86,250          _
Issuance of common stock                                                     5,478              716          _
Exercise of common stock options and warrants                                7,976            3,664      4,168
Net sale (purchase) of stock                                               (11,903)           3,017        728
Repayment of:
FHLB advances                                                             (186,108)      (2,197,297)  (422,625)
Other borrowings                                                           (35,656)         (30,823)   (19,161)
Redemption of preferred stock                                                    _             (820)         _
Cash dividends                                                             (13,483)          (9,093)    (9,318)
Other financing activities                                                 (17,893)          (4,112)   (10,989)
Net Cash (Used) Provided by Financing Activities                           (12,092)          (5,567)   425,031
Net (Decrease) Increase in Cash and Cash Equivalents                       (85,411)         159,137    (25,770)
Cash and cash equivalents at beginning of year                             252,859           93,722    119,492
Ending Cash and Cash Equivalents                                       $   167,448      $   252,859  $  93,722

See notes to consolidated financial statements.

Notes to Consolidated Financial Statements

Note A

Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts and results of operations of Metropolitan Financial Corporation (the "Company") and its wholly owned subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation. Certain reclassifications have been made to prior years' financial statements to conform to the current year presentation.

Trading Account Assets

Trading account assets are mortgage-backed securities held for sale in conjunction with mortgage banking activities. These mortgage-backed securities are collateralized by 30-year fixed-rate and adjustable-rate mortgage loans and are stated at fair value. Gains and losses, both realized and unrealized, are included in net gains related to mortgage banking activities. The Company carried no trading account assets at December 31, 1993.

Securities Held-To-Maturity and Available-For-Sale

Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost.

Debt securities not classified as held-to-maturity or trading are classified as available-for-sale. Available-for-sale securities are stated at fair value, with the unrealized gains and losses, net of tax, reported as a separate component of shareholders' equity.

The amortized cost of debt securities classified as held-to-maturity or available-for-sale is adjusted for amortization of premiums and accretion of discounts to maturity, or in the case of mortgage-backed securities, over the estimated life of the security. Such amortization is included in interest income with interest and dividends. Realized gains and losses, and declines in value judged to be other-than-temporary are included in net securities gains (losses). The cost of securities sold is based on the specific identification method.

Loans Held-For-Sale

Loans held for sale are valued at the lower of cost or market. Market value is calculated on the aggregate basis, based on commitments outstanding from investors and current quoted market prices. Net unrealized losses due to declines in the market value are included in the determination of net income.

Loan Fees and Discounts

Loan origination fees and certain direct costs are deferred and amortized using the interest method over the contractual lives of the related loans, adjusted for prepayments, as a yield adjustment. Discounts and premiums on loans purchased, net of deferred fees, which are considered yield adjustments, are amortized using methods which approximate a level yield over the estimated remaining lives.

Allowance for Loan Losses

Provisions for possible losses on mortgage and other loans are charged to operations based upon management's review of the loan portfolio. The allowance is based upon an assessment of the net realizable value of collateral securing loans, loss experience and management's judgment as the risk inherent in the loan portfolio.

Loans

Loans are carried at amortized cost, net of allowance for loan losses. Interest on loans is recorded as it is earned. Allowances are established for uncollected interest on loans for which payments are more than 90 days past due.

Real Estate

Real estate represents properties acquired through foreclosure, in judgment (foreclosed real estate for which a redemption period still remains), and in-substance foreclosure (real estate loans in which the borrower has little or no equity, repayment can be expected to come only from sale or operation of the real estate and the borrower has formally or effectively abandoned control) and is carried at the lower of cost or fair value.

Intangible Assets

Goodwill, the excess of cost over fair value of net assets acquired, is amortized to expense using the straight line and interest methods over periods approximating the asset life of related long term assets, to a maximum of 25 years. Premiums paid for loan servicing rights are amortized against servicing fee income over the estimated average life, adjusted for prepayments, of the servicing portfolio acquired using the interest method. Accumulated amortization of goodwill was $42.5 million and $38.4 million at December 31, 1993 and 1992, respectively. Intangible assets are reviewed periodically for possible impairment.

Office Properties and Equipment

Office properties and equipment are stated at cost less accumulated depreciation computed using the straight line method based on estimated useful lives.

Interest Rate Exchange Agreements

Interest rate exchange agreements ("swaps") are designated as hedges against future fluctuation's in the interest rates of specifically identified assets and liabilities. The net interest differential resulting from floating rate interest payments exchanged for fixed rate interest payments is recorded as incurred.

Protected Rate Agreements

Protected rate agreements ("caps") are designated as hedges against future fluctuation's in the interest rates of specially identified liabilities. The interest received is recorded on a current basis. The cost of the caps is amortized on a straight line basis over the life of the caps.

Mortgage Options

Mortgage options ("puts") are designated as hedges against future fluctuation's in the price of specific mortgage loans held for sale. The premium paid for the put is accounted for as a component of the book value of the mortgage loans and is realized upon settlement of the loan sales.

Income Taxes

A consolidated federal income tax return is filed for the Company and its subsidiaries. Deferred taxes are recorded to reflect the tax consequences on future years' differences between the tax basis of assets and liabilities and the financial reporting amounts at each year end and the expected future benefit of net operating loss and alternative minimum tax credit carryforwards.

Cash Flow Information

Cash equivalents include cash and due from banks, short term interest bearing deposits and federal funds sold. Cash paid for interest expense in 1993, 1992 and 1991 was $278.5 million, $265.7 million and $299.2 million, respectively. Cash paid during 1993, 1992 and 1991 for income taxes was $8.5 million, $3.5 million and $684,000, respectively. Cash received during 1993, 1992 and 1991 as a recovery of income tax was $343,000, $379,000 and $97,000, respectively.

Earnings Per Share

Earnings per share has been computed using the weighted average number of shares of common stock outstanding during the period. Per share data reflects the 10 percent stock dividend declared in July 1993, the 100 percent stock dividend declared in June 1992, and the 20 percent stock dividend declared in September 1991. Amounts equal to the fair market value of the additional shares issued in 1993 have been charged to retained earnings and credited to common stock and paid-in capital. The stock dividends in 1992 and 1991 represent stock splits effected in the form of a dividend, an accounted for as such.

The weighted average number of common and common equivalent shares outstanding used to compute primary earnings per share were 31,662,000, 28,384,000 and 21,646,000 for the year ended December 31, 1993, 1992 and 1991, respectively.

The weighted average number of common and common equivalent shares outstanding used to compute fully diluted earnings per share were 31,692,000, 30,613,000 and 28,494,000 for the year ended December 31, 1993, 1992 and 1991, respectively.

Note B

Business Combinations

On June 11, 1993, the acquisition of Western Financial Corporation ("Western") and its federally chartered savings and loan association subsidiary Columbia Savings Association F.A. ("Columbia") was completed. Pursuant to the agreement and plan of merger, Western was merged into the Company and Columbia was merged into Metropolitan Federal Bank, fsb, ("the Bank"). Total merger consideration of approximately $21.9 million was paid in the form of cash and the Company's stock. The transaction was accounted for as a purchase and, accordingly, the purchase price was allocated to assets and liabilities based on the estimated fair value as of the acquisition date. Based on their election, Western shareholders received .55 shares of the Company's common stock or $10 in cash for each Western share owned. The results of operations of Western for the period since June 12, 1993 have been included in the Company's consolidated results.

On August 6, 1993, the Bank completed its acquisition of Eureka Savings Bank, fsb, Eureka, Kansas ("Eureka"). The acquisition consideration of approximately $20.8 million was paid in cash and the transaction was accounted for as a purchase. The results of operations of Eureka have been included in the Company's consolidated results of operations for the period since August 7, 1993.

During 1992, the Company completed several acquisitions designed to expand into markets not previously served by the Bank. The acquisitions of Home Owners Savings Bank of Fergus Falls, Minnesota ("Home Owners") and American Charter Federal Savings and Loan Association of Lincoln, Nebraska ("American Charter"), were completed December 1 and December 16, respectively. Home Owners was acquired from the RTC and American Charter was acquired through a voluntary supervisory conversion merger. These acquisitions were accounted for as purchase transactions. The operating results of Home Owners and American Charter have been included in the Company's consolidated results of operations from the dates of acquisition.

On September 30, 1992 the Company completed the acquisition of Security Financial Group, Inc., St. Cloud, Minnesota ("Security Financial"). The
Company issued 963,740 shares of common stock, valued at $12.8 million at the time of the transaction. The acquisition of Security Financial was accounted for as a pooling of interests. Security Financial is not material to the financial condition or operating results of the Company, and therefore, prior years balances were not restated. However, 1992 amounts were adjusted to reflect the transaction as if it had occurred January 1, 1992.

The unaudited pro forma consolidated results of operations for the years ended December 31, 1993 and 1992, assuming the acquisitions of Western, Eureka, Home Owners and American Charter were consummated as of January 1, 1992 are as follows:

                                                           Year Ended December 31
(Dollars in thousands, except per share data)                    1993        1992
Net interest income                                          $212,391    $203,321
Income before extraordinary
item and cumulative effect of
accounting change                                              79,610      89,538
Net income                                                     79,610     159,150
Per share data:Income before extraordinary
item and cumulative effect of
accounting change                                            $   2.47    $   2.79
Net income                                                       2.47        4.99

This unaudited pro forma information may not be indicative of the results that would actually have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future.

In February 1993 the Office of Thrift Supervision notified the Bank that its application to acquire Rocky Mountain Financial Corporation ("Rocky Mountain"), Cheyenne, Wyoming, and its bank subsidiary, Rocky Mountain Bank, fsb, had been approved. Rocky Mountain had assets of $537 million and deposits of $428 million at December 31, 1993. The banking subsidiary operates 14 branches located throughout Wyoming. The Bank will pay Rocky Mountain shareholders approximately $64.2 million in cash as consideration after payment of approximately $3.0 million of transaction expenses. The transaction will be accounted for as a purchase and is expected to close in March 1994.

Note C

Fair Value of Financial Instruments
The following schedule includes the book value and estimated fair value of all financial assets and liabilities, as well as specific off-balance sheet items, as of December 31, 1993. The aggregate fair value amounts presented do not represent the underlying value of the Company. The fair values indicated for nonfinancial assets and liabilities, including real estate, office properties and equipment, goodwill, deferred taxes, other assets (excluding unamortized premiums on interest rate caps and purchased mortgage servicing rights), and other liabilities, represent the book value as of December 31, 1993.

(In thousands)                     Book Value          Fair Value
Assets
Cash and cash equivalents          $  167,448          $  167,448
Assets available-for-sale             873,938             873,938
Mortgage-backed securities            943,193             954,908
Loans                               4,585,410           4,602,925
FHLB stock                             59,719              59,719
Nonfinancial assets                   363,601             363,601
Other assets                           13,476              31,306
Total Assets                       $7,006,785          $7,053,845
Liabilities
Transaction and passbook deposits  $1,560,667          $1,560,667
Certificates                        3,793,968           3,829,568
FHLB advances                         921,801             928,185
Other borrowings                      133,159             134,901
Other liabilities                      92,807              92,807
Total Liabilities                  $6,502,402          $6,546,128
Off-balance Sheet Items:
Rate swaps                         $        _          $   (1,293)
Commitments                                 _                 658
Total Off-balance Sheet Items      $        _                (635)
Total Shareholders' Equity         $  504,383          $  507,082

The following valuation methods and assumptions were used by the Company in estimating the fair value of financial instruments:

Cash and Cash Equivalents

The book value of cash and due from banks and short-term interest bearing deposits approximates fair value.

Assets Available-For-Sale

The book value represents market value of these instruments.

Loans Held-For-Sale

The book value represents the lower of cost or market value of these instruments determined on an aggregate basis based on commitments outstanding and current quoted market prices.

Mortgage-backed Securities

Fair values are based on quoted market prices.

Loans

The fair values for fixed rate, one to four family residential mortgage loans, commercial real estate, commercial business, and consumer loans are calculated using interest rates currently offered for loans with similar terms to borrowers of similar credit quality.

FHLB Stock

Fair value for FHLB stock is based on the price at which it may be resold to the FHLB.

Other Assets

Other assets represent unamortized premiums on interest rate caps and purchased mortgage servicing rights. The fair value of the interest rate caps is determined using quoted market prices for instruments with similar rate and maturity characteristics. The fair value of the loan servicing rights is based on average loan balances, interest rates, pass-through rates and estimated servicing cost per loan adjusted for assumptions on prepayments, delinquencies and foreclosures.

Deposits

The fair values disclosed for demand deposits (i.e., interest and noninterest bearing checking, passbook savings and money market accounts) are equal to the amount payable on demand at the reporting date. Fair values for fixed-maturity certificates of deposit are calculated using a discounted cash flow analysis that applies interest rates currently being offered on certificates.

Borrowings

The carrying amounts of short-term borrowings approximate their fair value. The fair value of the Bank's long-term borrowing is calculated using a discounted cash flow analysis, based on the Bank's current incremental borrowing rate for similar types of borrowing. The subordinated notes are valued according to the quoted market price.

Rate Swaps

The fair value of interest rate swaps is derived from a pricing model that discounts the cash flows of both the paying side and receiving side of the swap using quoted market rates of similar term instruments.

Commitments

Off-balance sheet commitments include commitments to originate mortgage loans and sell mortgage-backed securities. Outstanding commitments approximate fair value.

Note D

Assets Available-For-Sale

In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." As permitted under the Statement, the Company has elected to adopt the provisions of the Statement as of the end of 1993. In accordance with the Statement, prior period financial statements have not been restated to reflect the change in accounting principle and there were no cumulative adjustments to income as a result of adopting the standard. However, the ending balance of shareholders' equity was increased by $4.2 million (net of $2.8 million in deferred income taxes) to reflect net unrealized gains on securities classified as available-for-sale previously carried at amortized cost or LOCOM. Assets available-for-sale consisted of the following:

                                                       December 31, 1993
                                      Gross          Gross
                           Book  Unrealized     Unrealized        Market
(In thousands)            Value       Gains         Losses         Value
Mortgage-backed
Securities:
GNMA                    $190,164  $     61      $       _       $190,225
FNMA                      36,873       452           (365)        36,960
FHLMC                    130,890     1,397           (232)       132,055
Collateralized
mortgage
obligations              256,352     3,301           (776)       258,877
________________________________________________________________________
                         614,279     5,211         (1,373)       618,117
Investments:
U.S. Treasury             12,900       118             (6)        13,012
U.S. government
agencies                 118,336     2,981            (36)       121,281
Corporate
debt securities           10,000        44              _         10,044
Commercial paper          39,793         _              _         39,793
Other                     11,027        19              _         11,046
________________________________________________________________________
                         192,056     3,162            (42)       195,176
Loans Held
For Sale                  60,645         _              _         60,645
________________________________________________________________________
                        $866,980    $8,373        $(1,415)      $873,938

Assets Held-For-Sale

                                                  1992
(In thousands)             Book Value     Market Value
U.S. Agency                  $     97         $     97
GNMA                            3,712            3,712
FNMA                                _                _
FHLMC                               _                _
Collateralized
mortgage obligations            7,594            7,594
Loans                         150,901          150,901
                             $162,304         $162,304

The amortized cost and market value of assets available-for-sale by contractual maturity at December 31, 1993 are as follows:

                                       Book           Market
(In thousands)                        Value            Value
Investments:
One year or less                   $ 90,721         $ 90,974
Over one year through five years     92,509           95,357
Over five years through ten years       153              153
Over ten years                        8,673            8,692
                                    192,056          195,176
Mortgage-backed securities          614,279          618,117
Mortgage loans                       60,645           60,645
                                   $866,980         $873,938

Proceeds from the sale of assets available-for-sale were $835.8 million and $1.4 billion during 1993 and 1992, respectively. Gross gains on these sales were $19.3 million and $54.1 million during 1993 and 1992, respectively. Gross losses were $3.0 million during 1993.

Accrued interest on assets available/held-for-sale at December 31, 1993 and 1992 was $7.0 million and $1.2 million, respectively. Assets available-for-sale with a book value of $138.1 million were pledged to secure public and private deposit accounts at December 31, 1993. At December 31, 1993 and 1992, $59.8 million and $152.4 million, respectively, of loans were committed to be sold with settlement dates of January through March 1994 and 1993, respectively.

Note E

Investment Securities

Investment securities held-to-maturity consisted of the following:

                                                           December 31, 1992
                                        Gross             Gross
                            Book   Unrealized        Unrealized       Market
(In thousands)             Value        Gains            Losses        Value
U.S. Treasury          $  10,654     $     44       $        _     $  10,698
U.S. government
agencies                 236,392        4,288              (82)      240,598
Corporate
debt securities           10,000          395                _        10,395
Commercial paper         146,745            _                _       146,745
Other                     15,338            _                _        15,338
                        $419,129       $4,727       $      (82)     $423,774

All investment securities are classified as available-for-sale as of December 31, 1993 and are shown in Note D. Accrued interest on investment securities at December 31, 1992 was $5.2 million. Investment securities with a book value of $158.7 million at December 31, 1992 were pledged to secure public and private deposit accounts.

Note F

Mortgage-backed Securities

Mortgage-backed securities held-to-maturity consisted of the following:

                             December 31, 1993                  December 31, 1992
                              Book      Market                 Book        Market
(In thousands)               Value       Value                Value         Value
GNMA                      $  83,295  $  86,705          $   189,516   $   193,523
FNMA                        134,598    134,197              126,639       129,372
FHLMC                        86,341     87,630              232,880       237,100
Collateralized
mortgage
obligations                  29,913     29,981              438,307       445,262
Participation
certificates                609,046    616,395              625,459       627,537
                           $943,193   $954,908           $1,612,801    $1,632,794

The market value of mortgage-backed securities held-to-maturity includes gross unrealized gains of $14.9 million and $24.4 million and gross unrealized losses of $3.2 million and $4.4 million for 1993 and 1992, respectively.

Accrued interest on mortgage-backed securities at December 31, 1993 and 1992 was $5.4 million and $10.5 million, respectively. Mortgage-backed securities with a book value of $181.7 million and $437.9 million at December 31, 1993 and 1992, respectively, were pledged to secure public and private deposit accounts.

Mortgage-backed securities at December 31, 1993 include current year loan production with original principal balances of approximately $39 million. During 1993, 1992 and 1991 the Company securitized $690 million, $234 million and $500 million of mortgage loans, respectively.

Note G

Loans

Loans consisted of the following:

(In thousands)                 December 31, 1993        December 31, 1992
Real Estate Mortgage:
Residential                           $2,700,214               $2,068,300
Commercial                               513,870                  318,814
Construction                              12,185                    9,623
Commercial                                 6,402                    9,457
Manufactured home                         41,797                   53,164
Consumer and other                     1,353,847                  843,605
                                       4,628,315                3,302,963
Less:
Allowance for losses                      42,905                   35,832
                                      $4,585,410               $3,267,131

Changes in the allowance for loan losses were as follows:

                                                              Year Ended December 31
(In thousands)                                1993              1992            1991
Balance at beginning of year               $35,832           $26,272         $30,386
Provision for loan losses                    7,859             8,316           8,000
Acquisitions                                11,508            11,845              93
Net transfer of allowance
to covered assets and real estate owned          _                 _          (4,543)
Net charge-offs                            (12,294)          (10,601)         (7,664)
                                           $42,905           $35,832         $26,272

Accrued interest on loans was $24.5 million and $19.9 million at December 31, 1993 and 1992, respectively.

Origination of residential mortgage loans and consumer loans is concentrated in the states of North Dakota, Minnesota, Nebraska, Iowa, Kansas, South Dakota, Wisconsin and Arizona. The ability of borrowers to honor these loan obligations is influenced by the general economic health of the region. The Company's loans are generally secured by readily marketable collateral. In addition, the Company requires some form of mortgage insurance, either government sponsored or private, on residential mortgage loans with a greater than 80 percent loan to value ratio. The Company's exposure to loss is equal to the net carrying value of these loans.

At December 31, 1993, approximately $176 million of commitments to make residential real estate mortgage loans at specific rates were outstanding. These commitments are subject to the same credit risk, total risk of loss and collateral policies, as originated loans.

Loans serviced for others totaled $3.3 billion and $3.5 billion at December 31, 1993 and 1992, respectively. Residential mortgage loans sold with recourse totaled $1.0 billion and $1.1 billion at December 31, 1993 and 1992, respectively. Recourse provisions for loans sold relate primarily to defaults. Substantially all loans sold with recourse have either government sponsored or private mortgage insurance.

Loans at December 31, 1993 include $43.2 million of restructured loans, of which $16.4 million are performing in accordance with the restructured terms. The remaining $26.8 million are included in the Company's nonperforming loans.

In May 1993 the Financial Accounting Standards Board issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," effective for years beginning after December 15, 1994. SFAS No. 114 requires that impaired loans be valued at the present value of expected cash flows. The Company will be adopting SFAS No. 114 during the first quarter of 1994 and does not expect the statement to be material to the Company's financial position or results of operations.

Note H

Real Estate

Real estate consisted of the following:

                                                        December 31
(In thousands)                            1993                 1992
Acquired through foreclosure
and in-substance foreclosures          $61,300              $60,781
Held for investment                      1,976                    _
In judgment and subject to
redemption                               2,367                1,008
                                        65,643               61,789
Less allowance for losses                9,533                9,874
                                       $56,110              $51,915

Changes in the allowance for real estate losses were as follows:


                                                                 Year Ended December 31
(In thousands)                                          1993          1992         1991
Balance at beginning of year                          $9,874        $3,845       $2,707
Provision for decline in
value of real estate owned                             4,540         4,491        2,900
Acquisitions                                           1,983         3,524           23
Net transfers                                              _             _        2,282
Net charge-offs                                       (6,864)       (1,986)      (4,067)
                                                      $9,533        $9,874       $3,845

Note I

Office Properties and Equipment

Office properties and equipment consisted of the following:

                                                          December 31
(In thousands)                              1993                 1992
Land                                   $  10,579             $   7,841
Buildings                                 67,574                51,787
Furniture and equipment                   52,972                41,683
                                         131,125               101,311
Less allowance for depreciation           39,493                29,356
                                       $  91,632             $  71,955

Note J

Deposits

Deposits consisted of the following:

                                                                                Weighted Average
                                                                               Interest Rates at
                                                            December 31              December 31
(Dollars in thousands)                          1993               1992  1993               1992
Checking:
Noninterest
bearing                                  $   254,204        $   232,010
Interest bearing                             390,149            334,600  1.65%              2.45%
Money market
demand                                       185,440            182,953  2.33               2.95
Passbook and
statement                                    730,874            749,015  3.17               3.23
Certificates:
Nine months
and less                                     416,415            612,616  3.24               3.71
Over 9 to 30
months                                     2,187,970          2,230,348  4.28               5.11
Over 30 months                             1,189,583            865,483  6.54               7.45
                                          $5,354,635         $5,207,025  4.10%              4.65%

Accrued interest on deposits was $38.6 million and $36.2 million at December 31, 1993 and 1992, respectively.

A summary of interest expense on deposits is as follows:

                                                                        Year Ended December 31
(In thousands)                                    1993                 1992               1991
Checking                                    $    6,601           $    7,755         $    7,090
Money market demand                              3,933                4,901             11,648
Passbook and statement                          19,025               24,841             24,803
Certificates                                   202,260              196,820            212,527
                                              $231,819             $234,317           $256,068

The following table sets forth the maturities of certificates in denominations of $100,000 or more at December 31, 1993.

(In thousands)
Maturity                                   Amount
Under three months                     $    8,590
Three to six months                        40,447
Over six to 12 months                      54,077
Over 12 months                            302,465
                                         $405,579

Note K

FHLB Advances and Other Borrowings

FHLB advances and other borrowings consisted of the following:


                                                                                       Weighted Average
                                                                                      Interest Rates at
                                                  December 31,                              December 31
(Dollars in thousands)                       1993         1992              1993                   1992
Federal Home Loan
Bank advances                         $   921,801    $ 252,643             5.15%                  5.22%
Other Borrowings:
Medium term notes                               _       18,998                _                   8.70
Collateralized
mortgage obligation                        39,931       54,909             7.37                   8.98
Subordinated debt                          86,250       86,250             8.25                   8.25
Notes payable to
banks and others                            6,978        6,186             4.46                   4.79
Total other borrowings                    133,159      166,343
                                      $ 1,054,960    $ 418,986             5.48%                  6.49%
Borrowings due
within one year                       $   165,177    $ 120,941             4.45%                  4.19%

At December 31, 1993 and 1992, borrowings due within one year consisted primarily of FHLB line of credit and FHLB advances of $165.0 million at an average rate of 4.45 percent and $99.5 million at an average rate of 3.37 percent, respectively.

Maturities of borrowings at December 31, 1993, were:

(Dollars in thousands)
Year of Maturity                          Amount
1994                                 $   165,177
1995                                     100,823
1996                                     212,182
1997                                     165,000
1998                                     215,000
Thereafter                               196,778
                                      $1,054,960

At December 31, 1993, the Company had an existing line of credit with the FHLB of $100 million. The Company had no balance drawn on this line of credit as of December 31, 1993. The rate paid on the FHLB line varies daily based on the federal funds rate.

At December 31, 1993, borrowings were secured by the following:

   FHLB advances--FHLB stock, real estate loans and mortgage-backed securities with a carrying value of $1.6 billion.

   Collateralized mortgage obligations--mortgage-backed securities with a carrying value of $41.5 million.

Accrued interest on borrowings was $849,000 and $1.4 million at December 31, 1993 and 1992, respectively.

Note L

Interest Rate Exchange and Protected

Rate Agreements

The Company has entered into interest rate exchange agreements ("swaps") with primary securities dealers to stabilize its cost of funds. The notional principal amount of interest rate exchange agreements totaled $200 million and $250 million for 1993 and 1992, respectively. The Company pays a fixed rate and receives a variable rate of interest on the stated notional principal amount for a fixed period of time. The Company's exposure to market risk results from a declining interest rate environment in which the fixed rate paid exceeds the variable rate received. These agreements are subject to the counterparty's ability to perform in accordance with the terms of the agreements. The Company's risk of loss is equal to the interest payments due from the counterparty. Net accrued interest payable on swaps was $3.0 million and $3.8 million on December 31, 1993 and 1992, respectively.

In connection with its asset and liability management program, during 1993 the Company entered into protected rate agreements ("caps") in the aggregate notional amount of $450 million with varying maturities. Under the terms of the caps, the Company will be reimbursed for increases in the three-month London Inter-Bank Offer Rate ("LIBOR") for any quarter during the agreement in which such rate exceeds the "strike price", which ranges from 6 percent to 8 percent depending on the maturity of the cap. These agreements are subject to the counterparty's ability to perform in accordance with the terms of the agreements. The Company's risk of loss is equal to the original premiums paid to enter into these agreements.

A summary of the interest rate caps is as follows:

                                                                Strike Price
(In millions) 6.00 - 6.50%    7.00 - 7.50%             8.00%+           Total
Mature in 1994       $250             $100              $ 50            $400
Mature in 1995         50                _                 _              50
                     $300             $100              $ 50            $450

Note M

Shareholders' Equity

Preferred Stock

The Company has 10,000,000 shares of $.01 par value preferred stock authorized. At December 31, 1993, the Company had 488,750 units of Series B, $2.875 Cumulative Perpetual Preferred Stock, issued and outstanding.

The Company, at its option, redeemed the outstanding 1,840,000 shares of Series A, $2.00 cumulative convertible preferred stock on April 20, 1992, for 5,753,166 shares of common stock and $400,000 to holders exercising the options to receive cash.

Each unit of Series B preferred stock consists of one share of Cumulative Perpetual Preferred Stock and one warrant to purchase 1.32 shares of Common Stock. The preferred stock is redeemable at the option of the Company at a rate of $25 per share. Redemption can occur at any time on or after January 31, 1996. Each warrant entitles the holder to purchase 1.32 shares of the Company's Common Stock at a price of $6.25. The warrants became exercisable on February 19, 1991, and expire November 20, 2000. Warrants outstanding at December 31, 1993 allow for the purchase of 408,751 shares of Common Stock and would result in total proceeds to the Company, if exercised, of approximately $1.9 million.

The Company's Series B preferred stock ranks prior to Common Stock as to dividends and liquidation. The liquidation preference of the preferred stock is $25 per share plus accumulated unpaid dividends. Dividends on the preferred stock are cumulative and are to be paid at an annual rate of $2.875.

Shares of the Company's preferred stock have no voting rights except in the event of certain arrearages in which event holders of the preferred stock will be entitled to elect two additional directors to the Company's Board of Directors.

Regulatory Capital Requirements

The Bank and its subsidiaries are required to meet capital requirements as defined by the Office of Thrift Supervision ("OTS") for Tangible, Core and Risk-based Capital. The requirements call for measures of capital as a percentage of assets. Required capital levels increase through July 1, 1994, at which time the fully phased in capital requirements will be effective. At December 31, 1993, the Bank exceeds all fully phased in requirements.

Note N

Income Taxes

Income tax expense consisted of the following:

                                                Year Ended December 31
(In thousands)                 1993              1992             1991
Current
Federal                    $  6,670          $  5,015           $4,373
State                         3,005             3,058               54
                              9,675             8,073            4,427
Deferred
Federal                    $  9,121           $28,657               _
State                         2,489             5,813               _
                             11,610            34,470               _

                            $21,285           $42,543           $4,427

The provision for federal income tax differs from that computed at the statutory corporate tax rate as follows:

                                                 Year Ended December 31
(In thousands)                1993              1992               1991
Tax at 35% statutory       $30,261           $37,421            $21,035
rate (34% in 1992
and 1991)
State income taxes, net
of federal tax benefit       4,364             5,474                 36
Change in valuation
allowance                  (10,902)                _                  _
Tax effect of:
Amortization of goodwill     1,429             1,360              1,839
FSLIC assistance and tax
exempt interest                  _                 _             (8,768)
Bad debt deduction               _                 _             (5,743)
Effect of operating losses       _                 _               (810)
Other, net                  (3,867)           (1,712)            (3,162)
                           $21,285           $42,543            $ 4,427

A valuation allowance is provided when it is more likely than not that some portion of the deferred tax assets will not be realized. In 1992, Metropolitan established a valuation allowance for a portion of the operating loss carryforwards as a result of unresolved matters with taxing authorities. During 1993, certain tax issues were resolved which were previously considered in management's assessment of the valuation allowance. As a result, the Company has reduced the remaining valuation allowance. The change in the deferred tax asset valuation allowance of $10.9 million was recorded as a reduction of income tax expense.

The adjustments to the net deferred tax asset in 1993 identified as the "Effect of acquisitions and other transactions" result primarily from the acquisitions of Western Financial Corporation and Eureka Savings Bank, fsb and the exercise of compensatory stock options.

At December 31, 1993, Metropolitan had the following income tax net operating loss carryforwards available for income tax purposes:

                                                      Expiration
(Dollars in thousands)              Date                  Amount
Federal regular tax operating loss
carryforwards acquired through
business combinations               2002               $  3,933
Federal regular tax operating loss
carryforwards from other than
business combinations               2005                 43,451
_______________________________________________________________
                                                        $47,384
Federal AMT operating loss
carryforwards                       2002               $  4,594

The components of and changes in the net deferred tax asset were as follows:

                                                                                    Effect of
                                                                  Deferred       Acquisitions
                                                January 1,       (expense)          and other         December 31,
(In thousands)                                        1993         benefit       transactions                 1993
Loan fees and discounts                           $  6,366     $     (840)         $       _              $  5,526
Discounts on loans and mortgage-backed
securities arising from acquisitions                10,998         (8,125)             6,504                 9,377
Bad debt deduction                                   2,160          1,241              3,819                 7,220
FHLB stock dividends                                (6,833)         3,248             (2,781)               (6,366)
Other                                                1,161          2,814             (2,097)                1,878

Net temporary differences                           13,852         (1,662)             5,445                17,635
Carryforwards:
Federal regular tax operating loss carryforwards    35,993        (22,933)             2,718                15,778
Federal regular tax operating loss carryforwards
acquired in purchase business combinations           1,948             29               (600)                1,377
State regular tax operating loss carryforwards       7,836         (4,430)               238                 3,644
State regular tax operating loss carryforwards
acquired in purchase business combinations           4,844           (135)                 _                 4,709
Federal AMT credit carryforwards                     3,327          6,619                  _                 9,946
Total carryforwards                                 53,948        (20,850)             2,356                35,454

                                                    67,800        (22,512)             7,801                53,089
Valuation allowance                                (16,500)        10,902              5,598                     _

Deferred tax asset                                 $51,300       $(11,610)           $13,399               $53,089



During the first quarter of 1992, the Company prospectively adopted SFAS No. 109, "Accounting for Income Taxes." In accordance with this statement, the Company recognized deferred tax assets reflecting the benefit expected to be realized from the utilization of net operating loss carryforwards ("NOLs") of $182.4 million and net deductible temporary differences of approximately $35.8 million.

The Company had taxable income and pre-tax book income for the periods presented as follows:

(In thousands)            1993             1992       1991
Taxable income         $68,490        $  74,707    $15,471
Pre-tax book income     86,459          110,062     61,866

The primary difference between taxable income and pre-tax book income in 1992 and 1993 relates to the reversal of net deductible temporary differences. In 1991 the primary difference between taxable income and pre-tax book income related to the federally assisted acquisitions of seven insolvent thrift institutions in 1988 and the related tax exempt assistance received in the form of interest on FSLIC notes and covered assets and other assistance payments. The tax exempt assistance is also the primary cause of NOLs.
The Company generated net taxable income in 1993, 1992 and 1991 resulting in the utilization of a portion of the NOLs. Except for the effects of the reversal of net deductible temporary differences, the Company is not currently aware of any factors which would cause any significant differences between taxable income and pre-tax book income in future years. However, there can be no assurances that there will be no significant differences in the future between taxable income and pre-tax book income if circumstances change (such as changes in tax laws or the Company's financial condition or performance).

In adopting SFAS No. 109 the Company recorded income and a deferred tax asset equal to the cumulative effect of the accounting change of $75.9 million, $53.1 million of which remains at December 31, 1993. To fully realize the deferred tax asset the Company will need to generate future taxable income of approximately $133 million prior to expiration of the NOLs which will begin to expire in 2002. Based on the Company's historical and current pre-tax earnings, management believes it is more likely than not that the Company will realize the benefit of the NOLs existing at December 31, 1993 before they begin to expire in 2002. Further, management believes the existing net deductible temporary differences will reverse during periods in which the Company generates net taxable income. However, there can be no assurance that the Company will generate any earnings or specific level of continuing earnings.

The bank qualifies as a savings and loan institution as defined by the Internal Revenue Code. As a qualifying savings and loan, the Bank is able to utilize an available special tax provision for the bad debt reserve deduction which allows the use of either the "experience" method or the "percentage of taxable income" method in determining the annual allowable deduction.

Note O

Employee Benefits

Pension Plan

The Company has a defined benefit plan covering substantially all employees. The benefits are based on years of service, minimum age requirements, and the employee's compensation while employed with the Company. The Company's funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. The actuarial cost method used to compute pension cost is the Projected Unit Credit method.

Net pension cost (income) included the following components:

                                           Year Ended December 31
(In thousands)                         1993        1992      1991
Service cost-benefits earned
during the period                    $1,289     $   792   $   218
Interest cost on projected
benefit obligation                      580         336       363
Actual return on plan assets         (1,453)     (2,009)   (2,761)
Net amortization and deferral           240       1,167     2,020
Net periodic pension
cost (income)                       $   656     $   286   $  (160)

The following table sets forth the plan's funded status and amounts recognized in the Company's statements of financial condition:

                                                                   December 31
(In thousands)                                     1993                   1992
Actuarial present value of
accumulated benefit obligation
including vested benefits of
$3,623 in 1993 and $5,330 in 1992              $(4,401)                $(5,860)
Actuarial present value of
projected benefit obligation                    (7,401)                 (7,661)

Plan assets at market value,
primarily certificates of deposit,
U.S. Treasury securities and
listed stock, including $2,615
in 1993 and $2,523 in 1992
of Company stock                                12,064                  12,236
Plan assets in excess of projected
benefit obligation                               4,663                   4,575
Unrecognized net gain from past
experience different from that
assumed and effects of changes
in assumptions                                    (562)                   (655)
Prior service cost not yet recognized
in net periodic pension cost                    (1,119)                 (1,233)
Unrecognized net assets at end of year          (3,980)                 (3,035)

Pension liability                              $  (998)                $  (348)

The weighted average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation were 7 percent at both December 31, 1993 and 1992. The expected long term rate of return on plan assets in 1993, 1992 and 1991 was 7 percent.

Postretirement Benefit Plan

In addition to the Company's defined pension benefit plan, the Company sponsors a defined benefit health care plan that provides postretirement benefits to eligible employees. The benefits, based on years of service, is contributory and contains cost-sharing features such as deductibles and coinsurance. The Company's policy is to fund the cost of medical benefits in amounts determined by management.

In 1993, the Company adopted Financial Accounting Standard No. 106 "Employers Accounting For Postretirement Benefits Other than Pensions." The Company's total postretirement benefit cost for 1993 was $545,000. Postretirement benefit costs for 1992 and 1991, which were recorded on a cash basis, have not been restated. The postretirement benefit liability at December 31, 1993 was $499,000. Upon adoption, the accumulated postretirement obligation was $2.4 million and increased to $2.9 million at December 31, 1993.

The weighted average annual assumed rate of increase in the per capita cost of covered benefits is 13 percent for 1993 and is assumed to decrease gradually to 6 percent for 2001 and remain at that level thereafter. The health care cost trend rate assumption has minimal effect on the amounts reported. Increasing the assumed health care trend rates by one percentage point in each year would increase the aggregate of the service and interest cost components of the net periodic postretirement benefit cost for 1993 by $160,000. The weighted average discount rate used in determining postretirement benefit obligation was 7 percent at December 31, 1993.

The board of directors has approved a directors' retirement plan subject to shareholder approval.

In November 1992, the Financial Accounting Standards Board issued SFAS No. 112, "Employers Accounting for Post Employment Benefits." The Company is required to adopt this Statement in 1994. As of December 31, 1993, the Company had not adopted Statement No. 112. No material effect on the financial condition of the Company is anticipated when the statement is adopted.

Savings Plans

The Company has a defined contribution savings plan covering substantially all employees. Eligibility is based on years of service and minimum age requirements. Employees elect to contribute a percentage of their compensation. Contributions are invested, at the direction of the employee, in one or more funds or can be directed to purchase common stock of the Company at fair market value. The Company makes matching contributions, invested solely in common stock of the Company, up to a specified percentage of employee's compensation. Company contributions vest over a period of five years. Total savings plan expense was $2.5 million $2.0 million and $1.5 million for the years ended December 31, 1993, 1992 and 1991, respectively.

Stock Purchase Plan

The Company established a shareholder approved Employee Stock Purchase Plan (the "Plan") in 1992 for which 440,000 shares have been reserved. Under the Plan, the Company conducts a series of offerings (each an "Offering") of its Common Stock, each continuing for three months, beginning on January 1, April 1, July 1 and October 1 of each year (the "Offering Date") and ending on March 31, June 30, September 30 and December 31 of each year (the "Offering Period"). The per share purchase price of the shares offered in a given Offering is the lower of 85 percent of the fair market value of one share of the Common Stock of the Company on the first day of the Offering Period or the last day of the Offering Period. Employees, subject to restrictions regarding length of service and age, may designate a payroll deduction limited to a minimum deduction of $25 per pay period and not exceeding an amount which would result in the purchase of Common Stock with a fair value of more than $25,000 in any calendar year. During 1993, a total of 353,450 shares were issued under the plan for an aggregate purchase price of $4.4 million.

Stock Option and Incentive Plans

The Company has three board of director approved stock option and incentive plans, initiated in 1984, 1990 and 1993. The 1993 plan is pending shareholder approval. Two types of options are granted under the plans, incentive and nonqualified. Incentive options are exercisable on a phased in basis beginning one year after issuance. Nonqualified options before October 1993 are fully exercisable on the grant date. Nonqualified options after October 1993 are exercisable on a phased in basis beginning one year after issuance. All options expire ten years from the grant date. Under the 1993 plan,restricted stock awards, performance units, stock bonuses and stock appreciation rights may also be granted.

The company initiated a non-employee director stock option plan, approved by the shareholders, in 1993. The options are exercisable one year after issuance. The grant of incentive and nonqualified stock options is to be made at the discretion of the committee responsible for administering the plans and is to be set forth in the option agreement.

Shares reserved and options outstanding under all plans are as follows:

                                                                       Options Outstanding
                                   Shares Reserved          Total Number   and Exercisable                      Price
                                  For Future Grant             Of Shares      Total Shares                  Per Share
Balance at December 31, 1990             1,371,102             2,805,567         2,805,567              $1.57 _  4.90
Granted                                   (413,248)              413,248           413,248               4.35 _  4.35
Exercised                                        _            (1,329,299)       (1,329,299)              1.57 _  4.90
Balance at December 31, 1991               957,854             1,889,516         1,889,516               1.57 _  4.90
Share allocated                            660,000                     _                 _                          _
Granted                                   (767,800)              767,800           767,800               9.72 _ 15.23
Cancelled                                   79,068               (79,068)          (79,068)              4.35 _  9.72
Exercised                                        _              (574,497)         (574,497)              1.84 _  4.90
Balance at December 31, 1992               929,122             2,003,751         2,003,751               1.57 _ 15.23
Shares allocated                         2,275,000                     _                 _                          _
Granted                                 (1,000,900)            1,000,900           553,400              15.13 _ 18.30
Cancelled                                        _                     _                 _                          _
Exercised                                        _              (725,992)         (725,992)              1.57 _ 16.02
Balance at December 31, 1993             2,203,222             2,278,659         1,831,159              $2.85 _ 18.30

Note P
Parent Company Financial Information

The Company's ability to pay cash dividends depends upon the cash dividends it receives from the Bank, Edina Realty and Equity Title.

The Bank is required to give the OTS thirty day notice prior to declaration of a cash dividend to the parent company. The Bank's dividends to the parent company are generally limited to the calendar year's earnings plus 50 percent of the surplus capital (the percentage by which the ratio of its regulatory capital to assets ratio exceeds the fully phased in ratio) at the beginning of the year.

The summarized financial information of Metropolitan Financial Corporation, the parent company, is as follows:

Condensed Statements of Condition

(In thousands)                                             December 31, 1993     December 31, 1992
Assets
Cash and investments                                              $   12,254           $    12,966
Equity in net assets of subsidiaries                                 578,046               503,107
Other assets                                                          12,504                 8,632
Total Assets                                                        $602,804              $524,705
Liabilities
Payable to subsidiaries                                           $       37           $     1,180
Other borrowings                                                      92,521                93,857
Other liabilities                                                      5,863                 3,024
Total Liabilities                                                     98,421                98,061
Shareholders' Equity
Preferred stock                                                            5                     5
Common stock                                                             320                   267
Additional paid-in capital                                           231,881               148,890
Retained earnings                                                    280,813               278,424
Net unrealized gains on securities
available-for-sale (net of tax)                                        4,209                     _
Less cost of common stock in treasury                                (12,845)                 (942)
Total Shareholders' Equity                                           504,383               426,644
Total Liabilities and Shareholders' Equity                          $602,804              $524,705

Condensed Statements of Income

                                                                                          Year Ended December 31
(In thousands)                                           1993                        1992                   1991
Net interest expense                                $  (7,756)                $    (2,070)            $     (434)
Cash dividends received from subsidiaries              23,672                      17,136                  8,930
Management fee income                                  20,906                      15,364                 11,979
Noninterest expense                                   (20,731)                    (15,093)               (11,545)
Income before equity in earnings of subsidiaries       16,091                      15,337                  8,930
Undistributed equity in earnings of subsidiaries       46,137                     121,794                 48,509
Income before income taxes                             62,228                     137,131                 57,439
Income tax benefit                                      2,946                           _                      _
Net Income                                            $65,174                    $137,131                $57,439

Condensed Statements of Cash Flows

                                                                                       Year Ended December 31
(In thousands)                                           1993                     1992                   1991
Operating Activities
Net income                                          $  65,174                 $137,131                $57,439
Adjustment to reconcile net income to net cash
provided by operating activities:
Equity in earnings of subsidiaries                    (46,137)                (121,794)               (48,509)
Net Cash Provided by Operating Activities              19,037                   15,337                  8,930
Investing Activities
Capital contribution to subsidiary                          _                  (78,000)                     _
Net Cash Used by Investing Activities                       _                  (78,000)                     _
Financing Activities
(Decrease) increase in receivables from
or payables to subsidiaries                            (1,123)                      68                   (410)
Proceeds from:
Issuance of borrowings                                      _                   86,250                      _
Issuance of common stock                               16,742                    4,380                  4,168
Sale of common stock held in Treasury                       _                    3,131                    810
Repayment of borrowings                                (3,860)                  (3,048)                (4,248)
Purchase of common stock held in Treasury             (11,903)                    (114)                   (82)
Dividends                                             (13,483)                  (9,093)                (9,318)
Other financing activities                             (6,122)                  (9,480)                   395
Net Cash (Used) Provided by Financing Activities      (19,749)                  72,094                 (8,685)
(Decrease) Increase in Cash and Cash Equivalents         (712)                   9,431                    245
Cash and cash equivalents at beginning of year         12,966                    3,535                  3,290
Ending Cash and Cash Equivalents                     $ 12,254                 $ 12,966                $ 3,535

Note Q
Segment Information
The following summarizes financial data for the Company's business segments:

                                                                                         Year Ended December 31
(In thousands)                                           1993                      1992                    1991
Revenues:
The Bank                                            $ 507,995                 $ 492,907               $ 460,288
Edina Realty                                           36,267                    33,905                  28,105
Equity Title                                           13,714                    11,503                   8,001
MFS                                                     4,587                       852                      67
                                                      562,563                   539,167                 496,461
Expenses:
The Bank                                              430,110                   388,980                 400,480
Edina Realty                                           33,093                    30,855                  27,052
Equity Title                                           10,693                     9,113                   7,009
MFS                                                     2,208                       157                      54
                                                      476,104                   429,105                 434,595
Net income before income tax expense,
extraordinary item and cumulative effect of
accounting change:
The Bank                                               77,885                   103,927                  59,808
Edina Realty                                            3,174                     3,050                   1,053
Equity Title                                            3,021                     2,390                     992
MFS                                                     2,379                       695                      13
                                                    $  86,459                 $ 110,062               $  61,866

Nearly all assets are attributable to the financial institutions segment.

Report of Independent Auditors
Board of Directors and Shareholders
Metropolitan Financial Corporation
Minneapolis, Minnesota

We have audited the accompanying consolidated statements of condition of Metropolitan Financial Corporation and subsidiaries as of December 31, 1993 and 1992 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Metropolitan Financial Corporation and subsidiaries at December 31, 1993 and 1992 and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

As discussed in Note D to the financial statements, in 1993 the Company changed its method of accounting for certain debt and equity securities. Also, as discussed in Note O to the financial statements, in 1993 the Company changed its method of accounting for certain postretirement benefits provided to its employees.

Ernst & Young LLP
Minneapolis, Minnesota
January 19, 1994

CONDENSED CONSOLIDATED STATEMENTS OF CONDITION
(Dollar amounts in thousands, except per share data)
(Unaudited)
                                                                                  March 31,     December 31,
                                                                                    1994           1993
Assets
  Cash and due from banks                                                           $89,251          $85,084
  Short term interest bearing deposits                                               50,644           82,364
  Loans held-for-sale                                                                31,659           60,645
  Securities available-for-sale                                                     604,406          813,293
  Mortgage-backed securities (market: March 31, 1994-$1,092,878;
    December 31, 1993-$954,908)                                                   1,102,019          943,193
  Loans (net of allowance: March 31, 1994-$42,832;
    December 31, 1993-$42,905)                                                    5,479,505        4,585,410
  Federal Home Loan Bank stock, at cost                                              73,062           59,719
  Accrued interest                                                                   42,260           36,817
  Real estate (net of allowance:  March 31, 1994-$7,144;
    December 31, 1993-$9,533)                                                        59,007           56,110
  Office properties and equipment                                                   101,631           91,632
  Goodwill                                                                           90,874           61,517
  Deferred taxes                                                                     57,173           53,089
  Other assets                                                                       73,354           77,912
          Total Assets                                                           $7,854,845       $7,006,785

Liabilities
  Transaction and passbook deposits                                              $1,663,892       $1,560,667
  Certificates                                                                    4,033,849        3,793,968
  Federal Home Loan Bank advances                                                 1,248,141          921,801
  Reverse repurchase agreements                                                     175,000               --
  Other borrowings                                                                  122,428          133,159
  Accrued interest                                                                   45,593           42,485
  Other liabilities                                                                  66,705           50,322
          Total Liabilities                                                       7,355,608        6,502,402

Shareholders' Equity
  Preferred stock, par value
    $.01 per share; authorized 10,000,000
    shares; issued--488,750                                                               5                5
  Common stock, par value $.01 per share; authorized
    60,000,000 shares; issued March 31, 1994-32,217,674 shares,
    December 31, 1993-31,992,275 shares                                                 322              320
  Additional paid-in capital                                                        234,537          231,881
  Retained earnings                                                                 286,453          280,813
  Net unrealized (losses) gains on securities available-for-sale (net of tax)        (1,715)           4,209
  Less:  cost of common stock in treasury; March 31, 1994-1,305,338
    shares; December 31, 1993-813,522 shares                                        (20,365)         (12,845)
          Total Shareholders' Equity                                                499,237          504,383
               Total Liabilities and Shareholders' Equity                        $7,854,845       $7,006,785
See notes to condensed consolidated financial statements

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollar amounts in thousands, except per share data)
(Unaudited)

                                                            Three Months Ended
                                                                 March 31,
                                                            1994          1993
Interest Income
  Mortgage-backed securities                           $  22,692     $  32,169
  Loans                                                   95,178        74,557
  Investments                                              4,157         5,347
                                                         122,027       112,073
Interest Expense
  Transaction and passbook deposits                        7,050         8,038
  Certificates                                            46,649        51,080
  Federal Home Loan Bank advances                         12,679         3,628
  Reverse repurchase agreements                              609            --
  Other borrowings                                         2,475         3,332
                                                          69,462        66,078
Net interest income                                       52,565        45,995
  Provision for loan losses                                2,575         1,500
Net interest income after provision for loan losses       49,990        44,495

Noninterest Income
  Gains related to mortgage banking activities               347           525
  Mortgage loan servicing fees                             2,126         2,189
  Realty commission income                                 6,306         5,379
  Title closing fees                                       2,202         1,874
  Service charges on deposit accounts                      3,079         1,885
  Financial services income                                1,835           702
  Other income                                             1,651         1,193
                                                          17,546        13,747
Noninterest Expense
  Compensation and related items                          19,751        20,163
  Occupancy                                                6,474         5,864
  Data processing                                          2,859         2,748
  Advertising                                              2,942         2,909
  Deposit insurance premium                                3,102         2,372
  Amortization of goodwill                                 1,035         1,016
  Real estate owned expense                                  914         1,752
  Other general and administrative                        10,807        12,598
                                                          47,884        49,422

Income Before Income Taxes                                19,652         8,820
  Income tax expense (benefit)                             7,467        (6,467)
          Net Income                                     $12,185       $15,287

Earnings Per Share:
  Primary                                                  $0.37         $0.49
  Fully diluted                                            $0.37         $0.48
See notes to condensed consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
(Amounts in thousands, except per share data)
(Unaudited)
                                                                              Net
                                                                           Unrealized
                                                                           Gains (Losses)
                                                      Additional           on Securities                        Total
                    Preferred Stock    Common Stock     Paid-In  Retained    Available-    Treasury Stock  Shareholders'
                    Shares    Amount   Shares   Amount  Capital  Earnings     For-Sale     Shares  Amount       Equity
Balance
  December 31, 1993  488,750      $5   31,992,275  $320 $231,881  $280,813      $4,209    (813,522) $(12,845)  $504,383

Issuance of common stock                  105,610     1    1,825                                                  1,826

Stock options exercised                    85,337     1      669                                                    670

Warrants exercised                         34,452            162                                                    162

Net treasury stock acquired                                                               (491,816)   (7,520)    (7,520)

Net unrealized losses on
  securities available-for-sale                                                 (5,924)                          (5,924)

Dividends declared:
  Preferred                                                            (351)                                       (351)
  Common-$.20 per share                                              (6,194)                                     (6,194)

Net income                                                           12,185                                      12,185

March 31, 1994      488,750       $5    32,217,674  $322 $234,537  $286,453    $(1,715)  (1,305,338) $(20,365) $499,237
See notes to condensed consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)
(Unaudited)

                                                                                                        Three Months Ended
                                                                                                             March 31,
                                                                                                        1994          1993
Operating Activities
  Net income                                                                                        $ 12,185      $ 15,287
  Reconciliation to cash provided by operating activities:
    Net amortization of loan fees, discounts and premiums                                              6,801         5,744
    Provision for loan losses                                                                          2,575         1,500
    Decrease (increase) in deferred tax asset                                                          3,479        (7,633)
    Depreciation and amortization                                                                      2,692         2,091
    Amortization of goodwill                                                                           1,035         1,016
    Increase in accrued interest receivable                                                           (2,810)       (1,704)
    Increase in accrued interest payable                                                                  54         1,442
                                                                                                    ______________________
          Net Cash Provided by Operating Activities                                                   26,011        17,743

Investing Activities
  Acquisitions of subsidiaries, net of cash received                                                 (50,304)           --
  Increase in loans                                                                                 (267,059)     (258,716)
  Purchase of:
    Loans                                                                                           (466,417)     (100,000)
    Investment securities available-for-sale                                                         (39,475)           --
    Mortgage-backed securities available-for-sale                                                     (9,945)      (17,291)
    Mortgage-backed securities held-to-maturity                                                     (233,446)     (290,053)
  Proceeds from the maturity of investment securities:
    Available-for-sale                                                                               105,528            --
    Held-to-maturity                                                                                      --       193,849
  Proceeds from the sale of:
    Mortgage-backed securities available-for-sale                                                    315,267       143,545
    Loans held-for-sale                                                                               18,255        15,655
    Real estate                                                                                       10,192         6,450
  Principal repayments of mortgage-backed securities:
    Available-for-sale                                                                                82,082           704
    Held-to-maturity                                                                                 113,404        88,259
  Other investing activities                                                                           7,336        32,521
                                                                                                    ______________________
          Net Cash Used by Investing Activities                                                     (414,582)     (185,077)
Financing Activities
  Net increase (decrease) in:
    Short-term borrowings                                                                            175,000            --
    Deposits                                                                                         (90,939)     (103,901)
  Purchase of deposits                                                                                11,105            --
  Proceeds from:
    Federal Home Loan Bank advances                                                                  402,000       240,000
    Issuance of common stock                                                                           1,826         1,914
    Exercise of common stock options and warrants                                                        528         1,118
  Net purchase of stock                                                                               (7,520)          (21)
  Repayment of:
    Federal Home Loan Bank advances                                                                 (120,195)      (34,694)
    Other borrowings                                                                                 (10,731)      (22,653)
  Cash dividends                                                                                      (6,545)       (3,028)
  Other financing activities                                                                           6,489         1,399
                                                                                                    ______________________
          Net Cash Provided by Financing Activities                                                  361,018        80,134
                                                                                                    ______________________
Net Decrease in Cash and Cash Equivalents                                                            (27,553)      (87,200)
Cash and cash equivalents at beginning of year                                                       167,448       252,859
                                                                                                    ______________________
Ending Cash and Cash Equivalents                                                                    $139,895      $165,659

See notes to condensed consolidated financial statements.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)



NOTE A--Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulations S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals and periodic changes in estimates) considered necessary for a fair presentation have been included.

Operating results for the three months ended March 31, 1994, are not necessarily indicative of the results that may be expected for the year ending December 31, 1994. Amounts have been reclassified to conform to the current period presentation. For further information, refer to the consolidated financial statements and footnotes thereto included in the annual report on Form 10-K for the year ended December 31, 1993.




NOTE B--Income Taxes
Income tax expense (benefit) consisted of the following:


                                                                       Three Months Ended
                                                                      March 31,  March 31,
(In thousands)                                                          1994       1993
Current
  Federal                                                               $3,115    $   (53)
  State                                                                    873        366
                                                                        _________________
                                                                         3,988        313

Deferred
  Federal                                                                2,930     (7,226)
  State                                                                    549        446
                                                                        _________________
                                                                         3,479     (6,780)
                                                                        _________________
                                                                        $7,467    $(6,467)

The provision for federal income taxes differs from that computed at the statutory corporate tax rate as follows:


                                                                      Three Months Ended
                                                                     March 31,   March 31,
(In thousands)                                                         1994        1993
Tax statutory rate                                                      $6,878   $  2,999

State income taxes, net of federal benefit                               1,057        531

Change in the deferred tax asset valuation allowance                        --    (10,000)

Tax effect of:
  Amortization of goodwill                                                 362        346
  Other, net                                                              (830)      (343)
                                                                        $7,467   $ (6,467)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)



The components of and changes in the net deferred tax asset were as follows:


                                                                                                  Effect of
                                                                                   Deferred      Acquisitions
                                                                 December 31,      (Expense)       and Other        March 31,
(In thousands)                                                      1993            Benefit      Transactions         1994
Loan fees and discounts                                               $ 5,526       $(1,289)                          $ 4,237
Discounts on loans and mortgage-backed securities                       9,377           130           $  (898)          8,609
Bad debt deduction                                                      7,220        (1,227)            1,159           7,152
Federal Home Loan Bank stock dividends                                 (6,366)           92            (1,138)         (7,412)
Other                                                                   1,878         1,536             3,967           7,381
                                                                    _________________________________________________________
  Net temporary differences                                            17,635          (758)            3,090          19,967
Carryforwards:
  Federal regular tax operating loss carryforwards                     15,778        (5,212)              251          10,817
  Federal regular tax operating loss carryforwards
    acquired in purchase business combinations                          1,377          (158)            3,701           4,920
  State regular tax operating loss carryforwards                        3,644           (88)               16           3,572
  State regular tax operating loss carryforwards
    acquired in purchase business combinations                          4,709          (440)               --           4,269
  Federal AMT credit carryforwards                                      9,946         3,177               505          13,628
                                                                    _________________________________________________________
       Total carryforwards                                             35,454        (2,721)            4,473          37,206
                                                                    _________________________________________________________
Deferred tax asset                                                    $53,089       $(3,479)           $7,563         $57,173
                                                                    =========================================================


The adjustments to the net deferred tax asset in 1994 identified as the "Effect of acquisitions and other transactions" result primarily from the acquisition of Rocky Mountain Financial Corporation and the exercise of compensatory stock options.

A valuation allowance is provided when it is more likely than not, that some portion of the deferred tax asset will not be realized. The
Company established a valuation allowance for a portion of the operating loss carryforwards as a result of unresolved matters with taxing authorities. During 1993, certain tax issues were resolved which were previously considered in management's assessment of the valuation allowance. As a result, the Company reduced the valuation allowance by $10 million during the first quarter of 1993. The remaining $6.5 million valuation allowance was eliminated in the last half of 1993. Approximately $10.6 million of the change in the deferred tax asset valuation allowance ($10 million in first quarter 1993) was allocated as a reduction of income tax expense. At March 31, 1994, the Company had the following net operating loss carryforwards available for income tax purposes:

                                                          Expiration
(Dollars in thousands)                                 Date       Amount
Federal regular tax
  operating loss carryforwards
  acquired through business
  combinations                                     1995-2002     $13,366

Federal regular tax operating
  loss carryforwards from
  other than business
  combinations                                          2005      29,071
                                                                  42,437
Federal AMT operating loss
  carryforwards                                    1995-2002     $14,718

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)


NOTE C--Acquisitions

On March 25, 1994, the Bank completed the acquisition of Rocky Mountain Financial Corporation ("RMFC"), and its federally chartered thrift subsidiary Rocky Mountain Bank, FSB ("Rocky Mountain"), Cheyenne, Wyoming. Pursuant to the stock purchase agreement, the Bank purchased all of the outstanding stock of RMFC, which was liquidated and dissolved and Rocky Mountain was merged into the Bank. Total consideration of $64.2 million was paid in cash to the stockholders of RMFC, after consideration of approximately $3.0 million of transaction expenses.
The transaction was accounted for as a purchase. Rocky Mountain had assets of $537 million and deposits of $428 million as of March 25, 1994. The results of operations of RMFC and Rocky Mountain for the period March 26, 1994 through March 31, 1994 have been included in the Company's consolidated first quarter results.

In addition, on March 11, 1994, the Bank completed the acquisition of $12.5 million in deposits of two branches of Pioneer Federal Savings and Loan Association, a failed thrift in Kansas.

Unaudited pro forma income and income per share information as if RMFC and Rocky Mountain had been combined with the Company at the beginning of each of the respective periods is as follows:

                                                     Three Months Ended
(Amounts in thousands, except                             March 31,
 per share data)                                     1994          1993
Net Interest Income                               $56,085       $49,998

Net Income                                         13,170        16,474

Per Share Data:
  Primary                                           $0.40         $0.52
  Diluted                                           $0.40         $0.52


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 5, 1994                 FIRST BANK SYSTEM, INC.
       --------------
                                      /s/ David J. Parrin
                                      ------------------------------------
                                      David J. Parrin
                                      Senior Vice President and Controller